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                                                                    Exhibit 1.1

                                7,350,000 SHARES

                        GLOBAL POWER EQUIPMENT GROUP INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT


                                                                   May [ ], 2001


CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
DEUTSCHE BANC ALEX. BROWN INC.
RAYMOND JAMES & ASSOCIATES, INC.,
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
      Eleven Madison Avenue,
        New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. Global Power Equipment Group Inc., a Delaware corporation that will be the surviving corporation of the proposed Reorganization (as defined below) of GEEG Holdings, L.L.C., a Delaware limited liability company, and any successor (by merger or otherwise) thereto (Global Power Equipment Group, Inc., after the Reorganization, and GEEG Holdings, L.L.C., before the Reorganization, are referred to herein as the "COMPANY"), proposes to issue and sell to the Underwriters (as defined below) 7,350,000 shares of its Common Stock, par value $0.01 per share ("SECURITIES") (such 7,350,000 shares of Securities being hereinafter referred to as the "FIRM SECURITIES"). The stockholders listed in Schedule A hereto ("SELLING STOCKHOLDERS") propose to sell to the Underwriters, at the option of the Underwriters an aggregate of not more than 1,102,500 outstanding shares of the Company's Securities, as set forth in Schedule A hereto (such 1,102,500 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"), in each case solely to cover overallotments. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. has agreed to reserve out of the Securities set forth opposite its name on Schedule B hereto, up to [ ] shares, for sale to the Company's directors, officers, employees and other parties associated with the Company in the United States (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Securities to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Salomon Smith Barney Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the open of business on the business day immediately following the date on which this Agreement is executed will be offered to the
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public by Salomon Smith Barney Inc. as set forth in the Prospectus. The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholders.

         (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (i) A registration statement (No. 333-56832) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any)


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         deemed to be a part of the additional registration statement as of its
         Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
         Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(d) hereof.

                  (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for those jurisdiction in which its failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").



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                  (iv) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for those jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for the pledge of such capital stock or equity interests under the Company's amended and restated credit facility as described in the Prospectus.

                  (v) All outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus, and the Offered Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and, at the time of the Closing (as hereinafter defined), the stockholders of the Company will have no preemptive rights with respect to the Offered Securities.

                  (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (vii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (viii) The Securities have been approved for listing subject to notice of issuance on The New York Stock Exchange.

                  (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters and such other approvals as have been obtained.

                  (x) The issue and sale of the Offered Securities, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the charter or by-laws, or other constituent documents, of the Company or any of its subsidiaries, (ii) the terms of any indenture,



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         contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except for such consents which have been obtained under the Company's Senior Subordinated Loan Agreement dated as of August 1, 2000 as described in the Prospectus, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (ii) or
         (iii) any conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property material to the conduct of its or their business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that could individually or in the aggregate have a Material Adverse Effect.

                  (xiv) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that could individually or in the aggregate have a Material Adverse Effect.

                  (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or



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         human exposure to hazardous or toxic substances (collectively,
         "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (xviii) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, the schedules included in each Registration Statement present fairly the information required to be stated therein and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (xxi) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (xxii) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

                  (xxiii) The Company believes that it will not be treated as a "U.S. real property holding corporation" within the meaning of Section 897 of the United States Internal Revenue Code of 1986, as amended.



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         (b) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Such Selling Stockholder has, and on each applicable Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on such Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

                  (ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (iii) Such Selling Stockholder is the record and beneficial owner of the Offered Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and, assuming that each Underwriter (a) is a purchaser in good faith and acquires its interest in the Offered Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("NYUCC")), (b) has purchased such Offered Securities delivered on the Optional Closing Date (as defined below) to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and (c) has had such Offered Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, such Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NYUCC) to such Offered Securities purchased by such Underwriter.

                  (iv) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (v) Prior to the First Closing Date, such Selling Stockholder's Offered Securities shall have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "CUSTODY AGREEMENT") with EquiServe Trust Company, N.A., as Custodian (the "CUSTODIAN"); the Offered Securities so held in custody for each Selling Stockholder shall be subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such Offered Securities, made by such Selling Stockholder hereunder and under the Custody Agreement, are to that extent irrevocable, and are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of a trust, by the death or incapacity of any trustee or trustees or the termination of such trust, or the occurrence of any other event; and if any such death, incapacity, termination or any other such event shall occur before the delivery of such Securities hereunder, such Offered Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity, termination or other event.



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                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters and such other approvals as have been obtained.

                  (vii) Neither the sale of the Offered Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions contemplated by this Agreement by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, in the case of a Selling Stockholder that is not a natural person, the charter or by-laws or constituent documents of such Selling Stockholder, or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries;

                  (viii) The information relating to such Selling Stockholder provided to the Company by such Selling Stockholder as described in
         Section 7(c) is true and correct in all material respects;

                  (ix) In the case of Harvest Partners III, LP, (i) such Selling Stockholder has reviewed the Registration Statement and the representations and warranties of the Company contained in this Section 2 and has no reason to believe that such representations and warranties are not true and correct and (ii) the sale of Offered Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company at a purchase price of $[ ] per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule B hereto.

         The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Global Power Equipment Group Inc., at the office of Cravath, Swaine & Moore, at 10:00 A.M., New York time, on [ ], 2001, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

         In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities



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(subject to adjustment by the Representatives to eliminate fractions). Such
Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representatives but shall be not earlier than two business days preceding (except in the case of the First Closing Date), and not later than five full business days after, written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Cravath, Swaine & Moore, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Custodian, at the above office of Cravath, Swaine & Moore.

         Delivery of the Firm Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

                  (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

                  (b) The Company will advise the Representatives promptly of any intent to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the Representatives' consent; and the Company will also advise the Representatives promptly of the effectiveness of each

         Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement or such later date as shall have been consented to by the Representatives. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not now so subject.

                  (g) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose, except as required by law, the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, or issuances of Securities pursuant to the exercise of such options.

                  (h) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and each Selling Stockholder, as the case may be, under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. The Company and each Selling Stockholder will pay all applicable transfer taxes, if any, involved in the transfer to the several Underwriters of the Offered Securities to be purchased by them from the Company or such Selling Stockholder, as applicable, and the respective Underwriters will pay any additional stock transfer taxes involved in future transfers.

                  (i) Each Selling Stockholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose, except as required by law, the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. Any Securities received (A) upon exercise of options granted to the undersigned or (B) in connection with the Reorganization will also be subject to this clause (i). Any Securities acquired by the undersigned in the open market or in the Directed Share Program will not be subject to this clause (i). Notwithstanding anything herein to the contrary, in the case of a Management Stockholder (as identified on the signature page hereto), a transfer of Securities to a family member or trust, partnership or other entity established solely for the benefit of such Management Stockholder or family members thereof, a bona fide gift, or a bona fide pledge, may be made, in each case provided the transferee agrees to be bound in writing by the terms of this clause (i).

                  (j) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

                  (k) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), in form and substance satisfactory to the Representatives, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements as of and for the three month periods ended March 31, 2001 and March 25, 2000 included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements as of
                           and for the three-month periods ended March 31, 2001 and March 25, 2000 included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) the unaudited consolidated revenues,
                           operating income, net income and net income per common unit amounts for the three-month periods ended March 31, 2001 and March 25, 2000 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           consolidated balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the members' units or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest consolidated balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest consolidated statement of income included in the Prospectus to the closing date of the latest available statement of income read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the statement of income included in the Prospectus, in consolidated revenues or operating income or in the total or per common unit amounts of consolidated income before extraordinary items or net income;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                           (iv) on the basis of a reading of the unaudited pro
                  forma condensed consolidated financial statements included in the Registration Statement and the Prospectus (the "PRO FORMA FINANCIAL STATEMENTS"); carrying out certain specified procedures; inquiries of certain officials of the Company and CFI Holdings, Inc. who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Financial Statements, nothing came to their attention which caused them to believe that the Pro Forma Financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                           (v) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post- effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post- effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of White & Case LLP, counsel for the Company, to the effect that:

                           (i) The Company is duly organized and the Company and
                  each of its "significant subsidiaries," as defined in Rule 1-02(w) of Regulation S-X, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company and each such significant subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

                           (ii) The Offered Securities delivered on such Closing
                  Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities;

                           (iii) Except as disclosed in the Prospectus, there
                  are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any New York State or U.S. Federal governmental agency or body or any New York State or U.S. Federal court or under the Delaware General Corporations Law (the "DGCL") is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under the state securities laws or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters (as to which such counsel need express no opinion) and such other approvals as have been obtained;

                           (v) The execution, delivery and performance of this
                  Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the DGCL or any New York State or U.S. Federal statute, rule, regulation or, to the knowledge of such counsel, order of any New York State or U.S. Federal governmental agency or body, or any New York State or U.S. Federal court having jurisdiction over the Company or any subsidiary of the Company or any of their material properties, or any agreement or instrument listed as an exhibit to any Registration Statement to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws or other constituent documents of the Company or any such subsidiary;

                           (vi) The Initial Registration Statement was declared
                  effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                           (vii) Each Registration Statement and the Prospectus,
                  and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, and each amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein (in the case of the Prospectus, and each amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading;

                           (viii) The descriptions in the Registration
                  Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents under the captions "Description of Capital Stock," "Legal Matters," "Management," "Certain Transactions" and "Certain United States Federal Tax Considerations for Non-United States Holders of Common Stock" insofar as such descriptions constitute a summary of the legal documents, matters or proceedings referred to therein fairly summarize in all material respects the information called for with respect to such legal documents, matters and proceedings; and such counsel does not know of any legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject which is required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or schedules or other financial data, and statistical data covered by the letter referred to in Section 6(a), contained in or omitted from the Registration Statements or the Prospectus; and

                           (ix) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                  (e) The Representatives shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder and an opinion, dated on each Optional Closing Date, of the respective counsel for each of the Selling Stockholders, to the effect that:

                           (i) Such Selling Stockholder had full right, power
                  and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and, assuming that each Underwriter (a) is a purchaser in good faith and acquires its interest in the Offered Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC), (b) has purchased such Offered Securities delivered to The Depository Trust Company or other securities intermediary by making payment therefor and (c) has had such Offered Securities credited to the securities account or accounts of such

                  Underwriter maintained with The Depository Trust Company or such other securities intermediary, such Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NYUCC) to such Offered Securities purchased by such Underwriter;

                           (ii) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under the state securities laws or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters (as to which no opinion need be expressed) and such other approvals as have been obtained;

                           (iii) The execution, delivery and performance by such
                  Selling Stockholder of the Custody Agreement and this Agreement and the consummation by such Selling Stockholder of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or, to the knowledge of such counsel, order of any governmental agency or body applicable to such Selling Stockholder or any court having jurisdiction over such Selling Stockholder or any of their properties or any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the material properties of such Selling Stockholder is subject (other than breaches or violations of agreements or instruments which would not prevent, impede or delay the consummation of the transactions contemplated by the Custody Agreement or this Agreement), or in the case of a Selling Stockholder that is not a natural person, the charter or by-laws or other organizational documents of such Selling Stockholder;

                           (iv) The Power of Attorney and related Custody
                  Agreement with respect to such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                           (v) This Agreement has been duly authorized, executed
                  and delivered by such Selling Stockholder.

                  (f) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the

         Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (h) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (i) On or prior to the date of this Agreement, the Representatives shall have received a lockup letter, in the form previously agreed upon by the Company and the Representatives, from each executive officer, director and equityholder of the Company, and from each person or entity that will be an executive officer, director or stockholder of the Company following the Reorganization.

                  (j) The Custodian shall have agreed to deliver to the Representatives, on the first Optional Closing Date, a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

                  (k) The Company shall have received a written opinion (the "TAX OPINION"), dated such Closing Date, of White & Case LLP, counsel for the Company, to the effect that (i) the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) (A) the Reorganization, (B) the Preferred Distribution, (C) the Tax Distribution, (D) the Offering and (E) the Other Transactions will not trigger any income or gain to the Company. The Tax Opinion shall (i) be based upon representation letters from the Company, GEEG Acquisition Holdings Corp. ("GAHC") and GEEG Acquisition Holdings LLC ("GAHLLC") and (ii) take into account the effect of (A) the Reorganization, (B) the Preferred Distribution, (C) the Tax Distribution, (D) the Offering, and (E) the Other Transactions. For purposes of this Agreement:

                           (i) The "REORGANIZATION" means (x)(A) the
                  contribution by GAHC of substantially all of its assets, consisting of preferred and common membership units of GEEG Holdings LLC ("GHLLC"), to the Company (B) in exchange for shares of common voting stock in the Company (the steps taken in the preceding clauses (A) and (B) together constituting the "TRANSFER"), followed by (y) the distribution by GAHC of such Company common voting stock to GAHC's shareholders in complete liquidation;

                           (ii) The "PREFERRED DISTRIBUTION" means the payment,
                  in cash, of the distribution declared prior to the Reorganization by GHLLC to the holders of its preferred units of an amount equal to the accrued and unpaid return on the preferred capital of GHLLC;

                           (iii) The "OTHER TRANSACTIONS" means (w) the
                  contribution by GAHLLC and other members of GHLLC other than GAHC of their preferred and common membership units of GHLLC to the Company in exchange solely for shares of common voting stock in the Company, (x) the distribution by GAHLLC of the Company common voting stock to its members in complete liquidation, (y) the merger of GEEG LLC with and into GHLLC and (z) the merger of GHLLC with and into the Company;

                           (iv) The "TAX DISTRIBUTION" means the payment, in
                  cash, of the distribution declared prior to the Reorganization by GHLLC to its members on account of their remaining fiscal year 2001 tax liability resulting from the members' ownership of preferred and/or common units of GHLLC; and

                           (v) The "OFFERING" means the issuance and sale of the
                  Firm Securities to the Underwriters.

                  (l) A principal accounting or financial officer of GAHC shall have delivered a representation letter to the Company to the effect that, after the Transfer, GAHC will retain sufficient assets to pay, and will pay, all tax liabilities that it has accrued through the date of the Reorganization, including any tax imposed with respect to the Preferred Distribution or the Tax Distribution.

                  (m) The Reorganization and the Other Transactions shall have been consummated.

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Selling Stockholder and each Underwriter, their partners, directors and officers and each person, if any who controls such Underwriter or Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below; provided further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such

Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus; and provided further, that the Company will not be liable to any Selling Stockholder, its partners, directors and officers and each person, if any who controls such Selling Stockholder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information described as such in subsection (c) below.

         (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc. and each person who controls Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act ("SALOMON SMITH BARNEY INC. ENTITIES"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof)
(i) are caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Initial Registration Statement were subject to a properly confirmed agreement to purchase; or (ii) relate to, arise out of, or occur in connection with the Directed Share Program, provided that, in the case of clause (ii) the Company will not be liable to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of Salomon Smith Barney Inc.

         (c) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of Section 15 of the Act, and each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below; provided further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 7(c) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus; and provided further, that such Selling Stockholder shall only be subject to liability under this subsection to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Stockholder for use in the documents referred to above, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the name, address and share ownership of such Selling Stockholder and the other information with respect to such Selling Stockholder set forth under the caption "Principal and Selling Stockholders" and the information contained in the representations and warranties given by such Selling Stockholder in this Agreement and the Custody Agreement.

         (d) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph, the information contained in the second sentence of the tenth paragraph, the twelfth paragraph, the thirteenth paragraph and the eighth sentence of the fourteenth paragraph, in each case under the caption "Underwriting".

         (e) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b), (c), (d) or (h) of this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b), (c), (d) or (h) of this Section 7. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc., and all persons, if any, who control Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

         (f) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b),
(c), (d) or (h) of this Section 7, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c),
(d) or (h) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. Benefits received by Salomon Smith Barney Inc. (the "INDEPENDENT UNDERWRITER") in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Independent Underwriter in its capacity as "qualified independent underwriter" (within the meaning of NASD Conduct Rule 2720) shall not be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (g) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         (h) Without limitation of and in addition to its obligations under the other paragraphs of this Section 7, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise solely out of or are based solely upon the Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

         (i) The liability of each Selling Stockholder under such Selling Stockholder's indemnity and contribution agreements contained in this Section 7 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered

Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities and the Company and the Selling Stockholders shall have no further liability hereunder except as provided in Sections 5(i) and 8.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013,
Attention: General Counsel or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at Global Power Equipment Group Inc., 6120 South Yale, Suite 1480, Tulsa, Oklahoma 74136, Attention: Larry Edwards, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telecopied and confirmed to Larry Edwards, Global Power Equipment Group Inc., 6120 South Yale, Suite 1480, Tulsa, Oklahoma 74136 and Stephen Eisenstein, Harvest Partners III, LP, 280 Park Avenue, 33rd Floor, New York, New York 10017; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, or by Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. acting together on behalf of the Representatives, will be binding upon all the Underwriters. Larry Edwards and Stephen Eisenstein will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Larry Edwards or Stephen Eisenstein will be binding upon all the Selling Stockholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                           Very truly yours,

                           GLOBAL POWER EQUIPMENT GROUP INC.


                           By:
                              --------------------------------------------------
                               Name:  Larry Edwards
                               Title: President and Chief Executive Officer

                           GEEG HOLDINGS, L.L.C.


                           By:
                              --------------------------------------------------
                               Name:  Larry Edwards
                               Title: Chief Executive Officer


                           MANAGEMENT STOCKHOLDERS:

                                JACK SILVER
                                ALBERT BREUER
                                JOHN RIECKMAN
                                TIKE WONG
                                MONTE NESS
                                KEVIN ZAHLER
                                JOHN MCSWEENEY
                                LARRY EDWARDS
                                MICHAEL HACKNER
                                GARY OBERMILLER
                                GENE SCHOCKEMOEHL
                                BENGT SOHLEN
                                JAMES WILSON

                           OTHER STOCKHOLDERS:

                                HARVEST PARTNERS III, LP
                                HARVEST PARTNERS III, GBR
                                SMC POWER HOLDINGS, L.L.C.
                                SAW MILL INVESTMENTS, L.L.C.
                                Q.P.O.N BETEILIGUNGS GMBH
                                PPM AMERICA PRIVATE EQUITY FUND, L.P
                                DONALDSON, LUFKIN & JENRETTE SECURITIES
                                       CORPORATION
                                DLJ CAPITAL PARTNERS V, LLC
                                DLJ ESC II, L.P.
                                DLJ INVESTMENT FUNDING II, INC.
                                DLJ INVESTMENT PARTNERS, L.P.

                                DLJ INVESTMENT PARTNERS II, L.P.
                                BT INVESTMENT PARTNERS, INC.
                                GOLDENTREE ASSET MANAGEMENT, L.P.,
                                       AS AGENT FOR DEUTSCHE BANK SHARPS
                                       PIXLEY INC.
                                NATIONAL CITY EQUITY PARTNERS, INC.
                                GREAT LAKES CAPITAL INVESTMENTS II, LLC
                                HELLER FINANCIAL, INC.
                                BANCBOSTON CAPITAL INC.
                                LIBERTY MUTUAL INSURANCE COMPANY
                                J.H. WHITNEY MARKET VALUE FUND, L.P.
                                HIGHLAND LEGACY LIMITED
                                MAGNETITE ASSET INVESTORS, L.L.C.
                                GOLDENTREE HIGH YIELD MASTER FUND, LTD.
                                GOLDENTREE ASSET MANAGEMENT, L.P., AS AGENT
                                       FOR HIGHBRIDGE CAPITAL MANAGEMENT,
                                       L.L.C.
                                NORSE CBO, LTD.
                                REGIMENT CAPITAL, LTD.
                                ARES LEVERAGED INVESTMENT FUND, L.P.
                                ARES LEVERAGED INVESTMENT FUND II, L.P.
                                CASCADE INVESTMENTS PARTNERS, L.L.C.
                                PARIBAS PRINCIPAL INC.
                                INDOSUEZ GEEG PARTNERS
                                WILLIAM M. GERSTNER


                           By:
                               -------------------------------------------------
                                Name:  Stephen Eisenstein
                                Title: Attorney-in-Fact for the Management
                                         Stockholders and the Other Stockholders

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

         CREDIT SUISSE FIRST BOSTON CORPORATION

         SALOMON SMITH BARNEY INC.

         Acting on behalf of themselves and as the Representatives of the several Underwriters.

         By  CREDIT SUISSE FIRST BOSTON CORPORATION


         By:
            --------------------------------------------------
             Name:
             Title:

         By  SALOMON SMITH BARNEY INC.


         By:
            --------------------------------------------------
             Name:
             Title:

                                   SCHEDULE A


                                                                                     NUMBER OF OPTIONAL
SELLING STOCKHOLDER                                                                 SECURITIES TO BE SOLD
-------------------                                                                 ---------------------
Harvest Partners III, LP                                                                   [356,663]
Harvest Partners III, GbR                                                                   [48,636]
SMC Power Holdings L.L.C.                                                                   [26,761]
Saw Mill Investments, L.L.C.                                                                [28,777]
Q.P.O.N Beteiligungs GmbH                                                                   [56,702]
PPM America Private Equity Fund, L.P.                                                      [147,919]
Donaldson, Lufkin & Jenrette Securities Corporation                                         [41,082]
DLJ Capital Partners V, LLC                                                                 [17,159]
DLJ ESC II, L.P.                                                                             [2,724]
DLJ Investment Funding II, Inc.                                                              [1,167]
DLJ Investment Partners, L.P.                                                                [5,484]
DLJ Investment Partners II, L.P.                                                            [12,341]
BT Investment Partners, Inc.                                                                [39,445]
Goldentree Asset Management, L.P., as Agent for Deutsche Bank Sharps Pixley Inc.               [535]
National City Equity Partners, Inc.                                                         [18,021]
Great Lakes Capital Investments II, LLC                                                      [3,180]
Heller Financial, Inc.                                                                      [14,792]
BancBoston Capital Inc.                                                                     [39,445]
Liberty Mutual Insurance Company                                                            [49,306]
J.H. Whitney Market Value Fund, L.P.                                                         [2,413]
Highland Legacy Limited                                                                      [1,609]
Magnetite Asset Investors, L.L.C.                                                            [6,032]
Goldentree High Yield Master Fund, Ltd.                                                        [804]
Goldentree Asset Management, L.P., as Agent for Highbridge Capital Management,
         L.L.C.                                                                              [1,074]
GSC Partners CDO Fund, Limited                                                               [4,021]
Norse CBO, Ltd.                                                                                [805]
Regiment Capital, Ltd.                                                                         [805]
Ares Leveraged Investment Fund, L.P.                                                         [3,016]
Ares Leveraged Investment Fund II, L.P.                                                      [3,016]
Cascade Investments Partners, L.L.C.                                                         [8,875]
Paribas Principal Inc.                                                                      [16,608]
Indosuez GEEG Partners                                                                      [14,394]
Jack Silver                                                                                  [5,069]
Albert Breuer                                                                                [4,947]
John Rieckman                                                                                [5,008]
Tike Wong                                                                                    [4,838]
Monte Ness                                                                                   [5,391]
Kevin Zahler                                                                                 [5,239]
John McSweeney                                                                              [19,723]
William M. Gerstner                                                                          [3,197]
Larry Edwards                                                                               [22,045]
Michael Hackner                                                                              [8,908]
Gary Obermiller                                                                             [17,135]
Gene Schockemoehl                                                                           [16,344]
Bengt Sohlen                                                                                 [1,000]
James Wilson                                                                                 [7,632]
                                                                                     --------------
         Total..................................................................          1,102,500
                                                                                     ==============

                                   SCHEDULE B


                                                                    NUMBER OF
                                                                 FIRM SECURITIES
                         UNDERWRITER                             TO BE PURCHASED
                         -----------                             ---------------
Credit Suisse First Boston Corporation.......................
Salomon Smith Barney Inc.....................................
Deutsche Banc Alex. Brown Inc................................
Raymond James & Associates, Inc..............................




                                                                 ---------------
         Total...............................................          7,350,000
                                                                 ===============